UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2016

SOUTH JERSEY INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-6364	22-1901645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2016, the Board of Directors (the "Board") of South Jersey Industries, Inc. (the "Company"), upon the recommendation of the Governance Committee, elected Mr. Joseph Rigby, Chairman, President and CEO of Pepco Holdings, Inc., as a new director effective as of April 29, 2016 (the "Effective Date"). Mr. Rigby will serve on the Audit Committee and the Corporate Responsibility Committee. Mr. Rigby’s appointment will be for a term expiring at the 2017 annual meeting of stockholders.

Mr. Rigby does not have any familial relationship with any director or executive officer of the Company and there are no transactions that require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Rigby will participate in the Company's nonemployee director compensation program, which is described in the Company's proxy statement for its 2016 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 18, 2016.

A copy of the Company's press release announcing the election of Mr. Rigby is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2016, the Board approved an amendment to Section 2.1 of Article II of the South Jersey Industries, Inc.’s Bylaws to increase the authorized number of directors from ten (10) to eleven (11).

The foregoing description is qualified in its entirety by reference to the Bylaws of South Jersey Industries, Inc., as amended and restated through April 29, 2016, as filed herewith as Exhibit 3.2(ii).

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 29, 2016, the Company held its 2016 annual meeting of shareholders. At the meeting, the shareholders voted on (1) the election of ten directors nominated by the Board for one-year terms, (2) an advisory resolution to approve executive compensation, and (3) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016.

The shareholders elected all ten director nominees; approved, on an advisory basis, executive compensation; and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Proposal 1: Election of Directors
Sarah M. Barpoulis	49,821,876	363,108	135,365	13,080,366
Thomas A. Bracken	48,813,875	1,341,739	164,735	13,080,366
Keith S. Campbell	47,771,744	2,381,430	167,175	13,080,366
Victor A. Fortkiewicz	49,826,938	328,998	164,413	13,080,366
Sheila Hartnett-Devlin	47,736,803	2,416,823	166,723	13,080,366
Walter M. Higgins III	49,820,595	341,367	158,387	13,080,366
Sunita Holzer	48,700,112	1,447,064	173,173	13,080,366
Joseph H. Petrowski	48,769,376	1,385,457	165,516	13,080,366
Michael J. Renna	48,851,344	1,291,078	177,927	13,080,366
Frank L. Sims	49,791,569	348,267	180,513	13,080,366

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2: Advisory Vote to Approve Executive Compensation	47,561,221	2,317,364	441,764	13,080,366

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 3: Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2016	61,552,402	1,679,347	168,966	—

Item 9.01	Financial Statements and Exhibits

Exhibit Index

Exhibit No.	Description
3.2(ii)	Bylaws of South Jersey Industries, Inc. as amended and restated through April 29, 2016.
99.1	Press Release for Appointment of Mr. Joseph Rigby as new Director issued on May 3, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Date: May 3, 2016	/s/ Gina Merritt-Epps
Gina Merritt-Epps, Esq.
Senior Vice President, General Counsel & Corporate Secretary